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                            CASE CREDIT CORPORATION

                              Consent of Directors
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                       Pursuant to Section 141(f) of the
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                General Corporation Law of the State of Delaware
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     The undersigned, being all of the Directors of CASE CREDIT CORPORATION, a
Delaware corporation (the "Corporation"), pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, DO HEREBY CONSENT to the adoption of, and DO HEREBY ADOPT, the following resolutions:

                             SHELF REGISTRATION OF
                     UP TO $800,000,000 OF DEBT SECURITIES

     WHEREAS, on May 13, 1998, the Board of Directors of the Corporation adopted resolutions (the "1998 Resolutions") authorizing the filing of a Registration Statement on Form S-3 (Registration Statement No. 333-52725) (the "1998 Registration Statement") for the issuance of up to a maximum of $1,000,000,000 of debt securities; and

     WHEREAS, the Corporation currently has $291,000,000 of debt securities remaining available for issuance under the 1998 Registration Statement; and

     WHEREAS, it may be advisable and in the best interests of the Corporation to effect public offering(s) of debt securities of, or guaranteed by, the Corporation in an aggregate principal amount resulting in gross proceeds to the Corporation of up to a maximum of $800,000,000 on terms to be determined as hereafter provided.

     NOW, THEREFORE, BE IT RESOLVED as follows:

          A. GENERAL AUTHORIZATION

     RESOLVED, that the Corporation is hereby authorized: (a) to effect public offering(s) of debt securities of, or guaranteed by, the Corporation in an aggregate principal amount resulting in gross proceeds to the Corporation of up to $800,000,000 on terms established in accordance with these resolutions, which debt securities may be denominated in foreign currencies or foreign currency units or issued at original issue discount and, to the extent issued at original issue discount or denominated in, purchased for or payable in foreign currencies or foreign currency units, shall be that principal amount as may result in the initial offering prices to the public aggregating up to $800,000,000 (determined in the case of foreign currencies or foreign currency units by reference to the equivalent in United States dollars at the time of offering); (b) to issue one or more series of
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Debentures, Notes and other evidences of indebtedness to evidence the indebtedness authorized by or pursuant to these resolutions having terms established in accordance with these resolutions (and all Debentures, Notes and other evidences of indebtedness which shall actually be issued or guaranteed by the Corporation pursuant to such authorization are herein collectively called the "Debt Securities"); and (c) to enter into an indenture and fiscal and paying agency agreements governing the Debt Securities (and any supplement thereto) having terms established in accordance with these resolutions (and such indenture and any such fiscal or paying agency agreements (and any supplement thereto) governing the Debt Securities into which the Corporation shall actually enter are herein collectively called the "Indenture");

          B. TRANSACTION TERMS

     RESOLVED, that Theodore R. French, the Chairman of the Board of the Corporation, Kenneth R. Gangl, the President and Chief Executive Officer of the Corporation, Andrew E. Graves, a Senior Vice Chairman of the Corporation, and Robert A. Wegner, the Vice President and Chief Financial Officer of the Corporation (each of such officers being an "Authorized Officer"), are each hereby authorized to determine: (a) the terms of the Indenture and the bank or trust company which shall serve as trustee under the Indenture; (b) the entity which shall serve as paying agent under the Indenture; (c) the terms of each series of Debt Securities to be issued by the Corporation under the Indenture (including but not limited to the aggregate principal amount of debt to be represented by those Debt Securities, the rate at which interest shall accrue on those Debt Securities (including but not limited to any default rate, or, if Debt Securities are issued with original issue discount, the rate of accretion thereon), the time(s) at which payment(s) of principal shall become due on those Debt Securities and the amount of each payment, the dates on which interest on the Debt Securities is to be paid, the extent of the Corporation's right to make prepayments of amounts owed on those Debt Securities and the amount of the premium (if any) which may be payable in connection with any such prepayment, or to extend the maturity thereof); (d) whether the Corporation shall enter into any supplement to the Indenture (including but not limited to any supplement establishing the terms of any series of Debt Securities) and the terms of any such supplement; (e) the price at which the Debt Securities shall be sold; (f) if other than United States dollars, any currency or currency unit in which the securities are to be denominated, or which is to be received in payment or in which principal or interest, if any, is to be payable; (g) all other terms governing the sale of the Debt Securities (including whether and to what extent the Debt Securities shall be sold under firm commitment underwriting arrangements, sold directly to investment bankers for subsequent public sale, sold pursuant to best efforts arrangements, sold in private placement, sold through agents, sold in the U.S. market or sold in the Euromarket or any other overseas securities market); (h) in connection with any firm commitment underwriting, the underwriters to be utilized, the underwriting discount and other fees applicable to such underwriting, the indemnification and contribution arrangements to be made by the Corporation in connection with such underwriting and all other terms governing such underwriting; (i) in connection with any medium term note program, the agents to be utilized, the agents' discounts or commissions, the indemnification and contribution arrangements to be made by the Corporation in connection with such program and all other terms governing such program; (j) the exchange or exchanges (if any) on which the Debt Securities shall be listed and the terms of any such listing; (k) the terms upon which the Debt Securities may be

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registered, qualified or otherwise cleared under the Federal and state securities laws; (l) whether the Debt Securities shall be senior or subordinated to other debt of the Corporation; (m) whether the Debt Securities are to be in definitive or book entry form and, if the latter, the depository with respect to the Debt Securities; and (n) any other actions which the Corporation may take relating to the Debt Securities;

     RESOLVED, that the yield to maturity of any issue of Debt Securities authorized by any of the Authorized Officers shall (i) in the case of Debt Securities having a fixed interest rate, not exceed 350 basis points above the yield to maturity on debt issued by the United States Treasury having a comparable maturity (provided, however, that in selecting debt of the United States Treasury with a comparable maturity for purposes of making this determination, if more than one issue of the United States Treasury has a comparable maturity date, the issue whose coupon rate is nearest its yield to maturity shall be the issue selected), or (ii) in the case of Debt Securities having a floating interest rate, on the basis of the initial interest rate established, not exceed 150 basis points above the LIBOR rate maturing on periodic dates equal or substantially comparable to the periods for which such rate is established (in making the foregoing determinations pursuant to clause
(i) or (ii) above, such Authorized Officers may rely upon quotations of debt issued by the United States Treasury furnished to it by such persons as they may elect in their sole judgment and all determinations made by such Authorized Officers as to the terms of the Debt Securities being issued in accordance with this resolution shall be final and conclusive in all respects and binding on the Corporation);

          C. IMPLEMENTATION ACTIONS

     RESOLVED, that any officer of the Corporation is hereby authorized to cause the Corporation to take any action which such officer shall deem to have been authorized in or pursuant to these resolutions (which are herein collectively called "Implementing Actions") including but not limited to: (a) the filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement under the Securities Act of 1933, as amended, and such pre-effective and post-effective amendments to such Registration Statement and the 1998 Registration Statement as such officer may deem appropriate and, including after the effective date of the Registration Statement, any supplements to the prospectus filed as part of the Registration Statement and the 1998 Registration Statement which such officer may deem necessary or appropriate; (b) the execution and filing with the Commission of an application for the registration of the Debt Securities under the Securities Exchange Act of 1934, as amended, if necessary, and all additional instruments and documents which may be necessary to effectuate such registration; (c) the execution and filing of a Listing Application for the listing of the Debt Securities on any stock exchange on which such officer deems such Debt Securities should be listed and any related Indemnity Agreement or other documentation which such officer may deem desirable and the appearance before the Committee on Stock Lists (or other similar body) of any such exchange, and such other acts as such officer may deem necessary to conform with the requirements for listing the Debt Securities on any such exchange; (d) the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (e) the execution of letters of representation or other submissions to a depository with respect to book entry securities; and (f) the execution and filing with the appropriate state agencies of all

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requisite instruments, records and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process and any other action which such officer shall deem desirable to comply with the applicable laws of any state or other jurisdiction of the United States of America governing the qualification or registration for sale of all or part of the Debt Securities;

     RESOLVED, that each officer and director of the Corporation who may be required to execute such Registration Statements or any amendments thereto is hereby authorized to execute a Power of Attorney appointing Theodore R. French, Kenneth R. Gangl and Robert A. Wegner, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as director or officer, or both as the case may be, such Registration Statements, and any and all amendments and post-effective amendments thereto, and all instruments necessary or incidental in connection therewith and to file the same with the Commission. Such attorney shall have power to act hereunder and shall have full power and authority to do and perform in the name and on behalf of each of such directors or officers, or both as the case may be, every act whatsoever requisite or necessary to be done in the premises, which each of such officers or directors, or both, might or could do in person;

          D. STATES SECURITIES REGISTRATION

     RESOLVED, that any officer of the Corporation is hereby authorized to take any and all action which such officer may deem necessary or appropriate in order to effect the registration or qualification of part or all of the Debt Securities for offer and sale under the securities or Blue Sky laws of those states and other jurisdictions in which such officer determines such registration or qualification to be advisable, and in connection therewith to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuer's covenants, resolutions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which such officer may deem necessary or appropriate in order to maintain any such registration or qualification for as long as such officer deems it to be in the best interest of the Corporation; provided, however, that if application is made in any state or jurisdiction that requires a resolution of the Board of Directors as an exhibit to the application and such state or jurisdiction does not recognize the form of resolution immediately preceding, the Board of Directors hereby adopts the form of any resolution required by such state or jurisdiction, if such officer is of the opinion that the adoption of such resolution is necessary or advisable and evidences such opinion by instructing the Secretary or any Assistant Secretary of the Corporation to attach as an appendix to these resolutions a copy of such resolution, which shall thereupon be deemed to have been adopted by the Board of Directors with the same force and effect as if presented in such form for the approval of the Board of Directors, and the Secretary or any Assistant Secretary of the Corporation is empowered and authorized to certify to any such state or jurisdiction that any such form of resolution has been adopted by this resolution; and provided, further, that the following resolution is hereby adopted with respect to those jurisdictions which have approved its use;

     "RESOLVED, that it is desirable and in the best interest of the Corporation that its securities be qualified or registered for sale in various states; that the President or any Vice President and the

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Secretary or any Assistant Secretary hereby are authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the securities of the Corporation as said officers may deem advisable; that said officers are hereby authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or documents or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken;"

          E. PRINCIPAL AMOUNT LIMITATION

     RESOLVED, that the 1998 Resolutions are hereby rescinded; provided, however, that such rescission shall not affect any action, including the registration of any debt securities, taken under the 1998 Resolutions prior to their rescission or required to be taken in the future as a result of the issuance of such securities thereunder; and provided, further, that such rescission shall not affect the ability of the Corporation to amend or supplement any registration statements, including the 1998 Registration Statement, filed with respect to such securities and to benefit from any registration fees paid to the Commission or any state securities commission in connection with any such prior registration statements;

          F. DOCUMENTATION

     RESOLVED, that any Authorized Officer is hereby authorized to execute and deliver on behalf of the Corporation any agreement, Debt Securities, Registration Statement, other governmental filings or other documents of any kind which such officer deems necessary or desirable in connection with any Implementing Action, including but not limited to: (a) the Indenture; (b) any supplement to the Indenture; (c) the Debt Securities (the execution of which may be by means of facsimile signature); (d) any Underwriting Agreement and any related pricing agreement, delayed delivery agreement or other documentation on substantially the terms approved by any Authorized Officer as provided in the foregoing resolutions; and (e) any Distribution Agreement and any related Terms Agreement. Any agreement or other document which shall be executed and delivered on behalf of the Corporation by any Authorized Officer of the Corporation relating in any way to any action which is authorized in or could be authorized pursuant to these resolutions constitutes conclusive evidence that such execution and delivery was authorized in or pursuant to these resolutions and upon such execution and delivery, such agreement or document shall become binding upon the Corporation in accordance with its terms; and

          G. ADDITIONAL CONSENTS

     RESOLVED, that this Board of Directors hereby adopts any additional resolutions which may be requested by any governmental authority, stock exchange or any other person which any

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Authorized Officer believes necessary or desirable to accomplish any
Implementing Action. The Secretary or any Assistant Secretary of the Corporation is hereby authorized to certify that any such resolution has been duly adopted by the Board of Directors of the Corporation.

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     The Secretary of the Corporation is hereby directed to file a signed copy of this consent in the minute book of the Corporation.

     Dated: January 21, 1999


                              ________________________
                              Theodore R. French


                              ________________________
                              Kenneth R. Gangl


                              ________________________
                              Andrew E. Graves

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